Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Essex Corporation

Columbia, Maryland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 29, 2004, relating to the financial statements of Computer Science Innovations, Inc. for the year ended March 31, 2004 appearing in Essex’s Corporation’s 8-K/A filed on June 25, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/  Gallogly, Fernandez & Riley, LLP

Orlando, Florida

November 1, 2004